Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 01/18/2001


Servicing Certificate

Beginning Principal Balance Group A-I                             225,929,672.67
Beginning Principal Balance Group A-II                             45,246,508.98
                                                       -------------------------
                              Total Beginning Balance             271,176,181.65

Ending Principal Balance Group A-I                                224,376,716.03
Ending Principal Balance Group A-II                                44,859,981.53
                                                       -------------------------
                                 Total Ending Balance             269,236,697.56

Principal Collections Group A-I                                     1,552,956.64
Principal Collections Group A-II                                      386,527.45
                                                       -------------------------
                                                                    1,939,484.09

Interest Collections Group A-I                                      2,600,656.01
Interest Collections Group A-II                                       533,730.71
                                                       -------------------------
                                                                    3,134,386.72

Active Loan Count Group A-I                                                5,555
Active Loan Count Group A-II                                                 588

Repurchased Loan Count Group A-I                                             0
Repurchased Loan Count Group A-II                                            0

Repurchased Loan Amount Group A-I                                         0.00
Repurchased Loan Amount Group A-II                                        0.00

Substitution Adjustment Amount Group A-I                                  0.00
Substitution Adjustment Amount Group A-II                                 0.00

Principal Balance of Current Month Prefunding Group                       0.00
A-I
Principal Balance of Current Month Prefunding Group                       0.00
A-II

Policy Draw Amount                                                        0.00

Total Limited Reimbursement Amount                                   58,850.02

Current month distribution to Credit Enhancer                        77,758.63


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Net Loan Rate                                                           14.48%

Note Rate - Class A-I-1 Notes                                          6.8388%
Note Rate - Class A-I-2 Notes                                          7.9500%
Note Rate - Class A-II-1 Notes                                         6.8488%
Note Rate - Class A-II-2 Notes                                         7.9900%
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

                              Beginning Note Balance  Ending Note Balance    Percentage           Principal          Interest
                                                                               Interest         Distribution

           Class A-I-1 Notes            48,234,807.24       45,575,257.89      17.095%          2,659,549.35          284,051.10

           Class A-I-2 Notes           172,718,000.00      172,718,000.00      64.785%                    -         1,144,256.75

          Class A-II-1 Notes            10,049,218.21        9,441,075.53       3.541%             608,142.68          59,265.61

          Class A-II-2 Notes           35,599,000.00        35,599,000.00      13.353%                      -         237,030.01
                                       --------------      --------------  --------------                 ----        ----------
                Total Notes           266,601,025.45       263,333,333.42                        3,267,692.03       1,724,603.47


Certificates                                                              0.00

Prefunding Account                                          Total Amount
                                                      -------------------------
Beginning Balance                                                       556.32
Interest Earned on Prefunding Account                                    39.78
Prior month Interest earned transferred to                              556.32
overcollateralization
Collection Period Subsequent Transfer                                     0.00
Prefunding Account balance distributed to Noteholders                     0.00
                                                      -------------------------
              Total Ending Prefunding Account Balance                    39.78


Capitalized Interest Account Balance
Beginning Balance                                                   140,231.77
Withdraw relating to prior month Collection Period                  137,774.03
Interest Earned                                                         970.93
Interest Earned sent to Note Payment account                          2,457.74
Total Ending Capitalized Interest Account Balance to                      0.00
Seller
                                                      -------------------------
    Total Ending Capitalized Interest Account Balance                   970.93
                                                      =========================


Beginning Overcollateralization Amount                            4,575,156.20
Overcollateralization Amount Increase (Decrease)                  1,328,207.94
                                                      -------------------------
Ending Overcollateralization Amount                               5,903,364.14
Outstanding Overcollaterization Amount                            2,346,635.86
                                                      -------------------------
Required Overcollateralization Amount                             8,250,000.00

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                                                                                     Number          Percent
All Classes                                                            Balance      of Loans        of Balance
-----------                                                            -------      --------        ----------
Delinquent Loans (30 Days)                                          510,448.48          9             0.19%
Delinquent Loans (60 Days)                                          327,161.47          7             0.12%
Delinquent Loans (90+ Days) (*)                                   1,367,825.09         19             0.51%
Foreclosed Loans                                                          0.00          0             0.00%
REO                                                                       0.00          0             0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                     Number          Percent
Class A-I                                                              Balance      of Loans        of Balance
---------                                                              -------      --------        ----------
Delinquent Loans (30 Days)                                          395,497.40          8             0.18%
Delinquent Loans (60 Days)                                          219,288.74          6             0.10%
Delinquent Loans (90+ Days)                                       1,138,211.63         17             0.51%
Foreclosed Loans                                                          0.00          0             0.00%
REO                                                                       0.00          0             0.00%

                                                                                     Number          Percent
Class A-II                                                             Balance      of Loans        of Balance
----------                                                             -------      --------        ----------
Delinquent Loans (30 Days)                                          114,951.08        1             0.26%
Delinquent Loans (60 Days)                                          107,872.73          1             0.24%
Delinquent Loans (90+ Days)                                         229,613.46          2             0.51%
Foreclosed Loans                                                          0.00          0             0.00%
REO                                                                       0.00          0             0.00%

                                                                                                     Percent
                                                       Liquidation To-Date                          of Balance
                                                      -------------------------
Beginning Loss Amount                                                     0.00
Current Month Loss Amount                                                 0.00                        0.00%
Ending Loss Amount                                                        0.00

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